As filed with the Securities and Exchange Commission on May 26, 2004

Registration File No.: 333- 113834

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARMOR HOLDINGS, INC.

(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	59-3392443 (I.R.S. Employer Identification No.)
1400 MARSH LANDING PARKWAY, SUITE 112 JACKSONVILLE, FL 32250 (904) 741-5400

(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

FOR CO-REGISTRANTS, SEE "TABLE OF ADDITIONAL REGISTRANTS" BELOW.

WARREN B. KANDERS, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
ARMOR HOLDINGS, INC.
1400 MARSH LANDING PARKWAY, SUITE 112
JACKSONVILLE, FLORIDA
(904) 741-5400
(Name, Address, including zip code and telephone number, including area code, of agent for service of process)

with copies to:
ROBERT L. LAWRENCE, ESQ.
KANE KESSLER, P.C.
1350 AVENUE OF THE AMERICAS
NEW YORK, NY 10019
(212) 541-6222

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)(2)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE(1)(3)
Primary Offering:
Debt Securities (4)
Guarantees of Debt Securities (4)(5)
Common Stock, par value $.01 per share (6)
Preferred Stock, par value $.01 per share (7)
Warrants
Primary Offering Subtotal:	$500,000,000		$500,000,000	$63,350
Secondary Offering:
Common Stock, par value $.01 per share	1,000,000 shares	$35.11(8)	$35,110,000	$4,449
Total			$535,110,000	$67,799*

(1)	Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(2)	Such amount in U.S. dollars or the equivalent thereof in foreign currencies, foreign currency units or composite currencies as shall result in an aggregate initial offering price for all securities of $500,000,000. Estimated solely for the purpose of calculating the registration fee.

(3)	Pursuant to Rule 457(o), the registration fee has been calculated on the basis of the maximum aggregate offering price of the securities listed.

(4)	Any series of debt securities may be guaranteed by one or more co-registrants. If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price.

(5)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

(6)	Shares of common stock may be issued separately or upon conversion of any of the debt securities, preferred stock, or warrants, each of which are registered hereby. Shares of common stock issued upon conversion of the debt securities and the preferred stock will be issued without the payment of additional consideration. The aggregate amount of common stock registered hereunder is limited, solely for the purpose of any at the market offering, to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933, as amended.

(7)	Shares of preferred stock may be issued separately or upon conversion of either of the debt securities or warrants, each of which are registered hereby. Shares of preferred stock issued upon conversion of the debt securities will be issued without the payment of additional consideration.

(8)	Estimated pursuant to Rule 457(c).

*	$63,350 of the registration fee was paid on March 22, 2004.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	I.R.S. EMPLOYER IDENTIFICATION NUMBER	ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE
911EP, Inc.	Delaware	13-4213473	*
AHI Bulletproof Acquisition Corp.	Delaware	05-0592796	*
AHI Properties I, Inc.	Delaware	01-0718252	*
AI Capital Corp.	Arizona	86-0768865	*
Armor Brands, Inc.	Delaware	80-0051043	*
ArmorGroup Services, LLC	Delaware	52-2295786	*
Armor Holdings Forensics, L.L.C.	Delaware	59-3678749	*
Armor Holdings GP, LLC	Delaware	59-3678751	*
Armor Holdings LP, LLC	Delaware	59-3678750	*
Armor Holdings Mobile Security, L.L.C.	Delaware	59-3753134	*
Armor Holdings Payroll Services, LLC	Delaware	42-1563404	*
Armor Holdings Products, L.L.C.	Delaware	59-2044869	*
Armor Holdings Properties, Inc.	Delaware	59-3410197	*
Armor Safety Products Company	Delaware	43-1960312	*
B-Square, Inc.	Texas	75-2508507	*
Break-Free Armor Corp.	Delaware	05-0592799	*
Break-Free, Inc.	Delaware	33-0367696	*
Casco International, Inc.	New Hampshire	02-0361726	*
CCEC Capital Corp.	Arizona	86-0763929	*
CDR International, Inc.	Delaware	56-2010802	*
Defense Technology Corporation of America	Delaware	83-0318312	*
Hatch Imports, Inc.	California	95-2497492	*
Identicator, Inc.	Delaware	59-3756251	*
International Center for Safety Education, Inc.	Arizona	86-0787589	*
Monadnock Lifetime Products, Inc.	Delaware	02-0528875	*
Monadnock Lifetime Products, Inc.	New Hampshire	02-0303656	*
Monadnock Police Training Council, Inc.	New Hampshire	02-0423584	*
NAP Properties, Ltd.	California	95-4230863	*
NAP Property Managers, LLC	California	33-0755818	*
New Technologies Armor, Inc.	Delaware	93-1221356	*

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	I.R.S. EMPLOYER IDENTIFICATION NUMBER	ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE
ODV Holdings Corp.	Delaware	81-0644583	*
O'Gara-Hess & Eisenhardt Armoring Company, L.L.C.	Delaware	31-1258139	*
Pro-Tech Armored Products of Massachusetts, Inc.	Massachusetts	04-2989918	*
Ramtech Development Corp.	Delaware	05-0592801	*
Safari Land Ltd., Inc.	California	95-2291390	*
Safariland Government Sales, Inc.	California	33-0798807	*
SAI Capital Corp.	Arizona	86-0772587	*
Simula Aerospace & Defense Group, Inc.	Arizona	86-0742551	*
Simula, Inc.	Arizona	86-0320129	*
Simula Polymers Systems, Inc.	Arizona	86-0979231	*
Simula Technologies, Inc.	Arizona	86-0842935	*
Speedfeed Acquisition Corp.	Delaware	03-0419829	*
The O'Gara Company	Ohio	31-1726886	*

*	The name, address, including zip code, and telephone number of the agent for service of process is Warren B. Kanders at 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250, telephone number (904) 741-5400.

The information in this prospectus is not complete and may be changed. We may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission, in which this prospectus is included, is effective. This prospectus is not an offer to sell the securities described herein and it is not soliciting an offer to buy the securities described herein in any state where the offer or sale is not permitted.

Subject to Completion, dated May 26, 2004.

PROSPECTUS

ARMOR HOLDINGS, INC.

$500,000,000

Debt Securities, Common Stock,
Preferred Stock and Warrants

We may, from time to time, sell up to $500,000,000 aggregate initial offering price of:

•	our debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities, subordinated debt securities or debt securities with any other ranking;

•	shares of our common stock, par value $0.01 per share;

•	shares of our preferred stock, par value $0.01 per share, in one or more series;

•	warrants to purchase our debt or equity securities; or

•	any combination of the foregoing.

This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries, on terms to be determined at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus, any prospectus supplement, the documents incorporated or deemed to be incorporated by referenced in this prospectus and the additional information described under "Where You Can Find More Information."

This prospectus also covers the sale by the selling stockholders of up to 1,000,000 shares of our common stock.

This prospectus provides a general description of the securities we or the selling stockholders may offer. The specific terms of the securities offered by this prospectus will be set forth in a supplement to this prospectus and will include, among other things:

•	in the case of common stock, the number of shares, purchase price, and terms of the offering and sale thereof;

•	in the case of preferred stock, the number of shares, purchase price, the designation and relative rights, preferences, limitations and restrictions, and the terms of the offering and sale thereof;

•	in the case of debt securities, the specific designation, aggregate principal amount, purchase price, maturity, interest rate, time of payment of interest, terms (if any) for the subordination or redemption thereof, and any other specific terms of the debt securities; and

•	in the case of warrants, the title, aggregate number, price at which it will be issued, exercise price, and designation, aggregate principal amount and terms of the securities issuable upon exercise of the warrants.

We and any selling stockholder may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and the selling stockholders reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Under the shelf registration process, the selling stockholders listed herein may sell up to a total of 1,000,000 shares of common stock under this prospectus. The number of shares of common stock to be offered by each of the selling stockholders is set forth in the section of this prospectus titled "Selling Stockholders." We will not receive any proceeds from the sale of any shares by the selling stockholders.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Our common stock trades on the New York Stock Exchange under the symbol "AH." On May 25, 2004, the last reported sale price of our shares on the New York Stock Exchange was $37.85 per share.

Please refer to "Risk Factors" beginning on page 6 of this prospectus and in any prospectus supplement for a description of the risks you should consider when evaluating this investment.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY OTHER PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                  , 2004.

TABLE OF CONTENTS

Page
SUMMARY	4
RISK FACTORS	6
Risks Related to Our Industry	6
The products we sell are inherently risky and could give rise to product liability and other claims	6
We are subject to extensive government regulation and our failure or inability to comply with these regulations could materially restrict our operations and subject us to substantial penalties	7
We have significant international operations and assets, and therefore, are subject to additional financial and regulatory risks	8
Risks Related to Our Business	9
Many of our customers have fluctuating budgets which may cause substantial fluctuations in our results of operations	9
The loss of, or a significant reduction in, U.S. military business would have a material adverse effect on us	9
We may lose money or generate less than expected profits on our fixed-price contracts	10
Our business is subject to various laws and regulations favoring the U.S. government's contractual position, and our failure to comply with such laws and regulations could harm our operating results and prospects	10
Our markets are highly competitive, and, if we are unable to compete effectively, we will be adversely affected	10
There are limited sources for some of our raw materials which may significantly curtail our manufacturing operations	10
We may be unable to complete or integrate acquisitions effectively, if at all, and as a result may incur unanticipated costs or liabilities or operational difficulties	11
Our resources may be insufficient to manage the demands imposed by our growth	11
We depend on industry relationships	12
We may be unable to protect our proprietary technology, including the technologies we use to furnish the up-armoring of HMMWVS	12
Technological advances, the introduction of new products, and new design and manufacturing techniques could adversely affect our operations unless we are able to adapt to the resulting change in conditions	12
We may be adversely affected by applicable environmental laws and regulations	13
Risks Related to Ownership of Our Common Stock	13
Delaware law may limit possible takeovers	13
Our certificate of incorporation authorizes the issuance of shares of blank check preferred stock	13
The market price for our common stock is volatile	14

Page
We may issue a substantial amount of our common stock in connection with future acquisitions and the sale of those shares could adversely affect our stock price	14
Our stock price may be adversely affected when additional shares are sold	14
Our debt agreements restrict our ability to pay dividends or make other distributions to our stockholders	14
We have a high level of debt	14
Risks Relating to the Debt Securities	16
Our significant indebtedness could adversely affect our financial health, and prevent us from fulfilling our obligations under any debt securities we issue	16
Not all of our subsidiaries may guarantee our obligations under any debt securities we issue, and the assets of the non-guarantor subsidiaries may not be available to make payments on any debt securities we issue	16
We will require a significant amount of cash to service our indebtedness and our ability to generate cash depends on many factors beyond our control	16
Covenants in our debt agreements restrict our activities and could adversely affect our business	17
A public market for the debt securities may not develop	18
Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of debt securities to return payments received from guarantors	18
THE COMPANY	19
RECENT DEVELOPMENTS	20
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	21
FORWARD-LOOKING STATEMENTS	22
USE OF PROCEEDS	24
RATIO OF EARNINGS TO FIXED CHARGES	24
DESCRIPTION OF THE DEBT SECURITIES	24
DESCRIPTION OF CAPITAL STOCK	26
DESCRIPTION OF WARRANTS	27
DESCRIPTION OF SENIOR INDEBTEDNESS	27
DESCRIPTION OF SENIOR SUBORDINATED NOTES	28
SELLING STOCKHOLDERS	30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	31
PLAN OF DISTRIBUTION	32
WHERE YOU CAN FIND MORE INFORMATION	33
EXPERTS	34
LEGAL MATTERS	34

SUMMARY

This prospectus is part of a registration statement that Armor Holdings, Inc. and the co-registrants (collectively, the "registrants") filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Under this shelf registration process, the registrants may, from time to time, sell any combination of debt securities, common stock, preferred stock and warrants, as described in this prospectus, in one or more offerings up to a total dollar amount of $500,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. The selling stockholders listed herein may sell up to a total of 1,000,000 shares of common stock under this prospectus. The number of shares of common stock to be offered by each of the selling stockholders is set forth in the section of this prospectus titled "Selling Stockholders." This prospectus provides you with a general description of the securities the registrants may offer. Each time the registrants sell securities, the registrants will provide a prospectus supplement that will contain specific information about the terms of that offering. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement, which may add, update, or change information. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus and in any prospectus supplement as well as the additional information described under "Where You Can Find More Information."

We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated by reference herein is correct as of any time subsequent to its date.

The Securities We May Offer

Debt Securities

The terms of each series of debt securities will be detailed or determined in the manner provided in an indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, among other things, the initial offering price, the aggregate principal amount, the price or prices at which we will sell the debt securities, any limit on the aggregate principal amount of the debt securities, the date or dates on which we will pay the principal on the debt securities, and the rate or rates at which the debt securities will bear interest. We have summarized general features of our debt securities under the section entitled "Description of the Debt Securities" contained in this prospectus.

Common Stock

We may issue common stock, par value $0.01 per share. Each holder of common shares is entitled to one vote per share. The holders of common shares have no preemptive or cumulative voting rights. Holders of our common stock are entitled to receive dividends when declared by our board of directors, subject to the rights of holders of our preferred shares, if any, and the terms of our senior credit facility and indenture governing our 8¼% senior subordinated notes due 2013 (the "8¼% notes"). Our senior credit facility and indenture governing the 8¼% notes contain certain financial and other covenants that limit, under certain circumstances, our ability to pay dividends or make other distributions to our stockholders. We are permitted to pay dividends and make other distributions to stockholders to the extent we satisfy the conditions, including the financial and other covenants, contained in the senior credit facility and the indenture governing the 8¼% notes.

Preferred Stock

We may issue preferred stock, par value $0.01 per share, in one or more series. Subject to the terms of our governing documents and applicable Delaware law, our board of directors will determine the dividend, voting, conversion and other rights and preferences of the series of preferred stock being offered.

Warrants

We may issue warrants for the purchase of debt securities, preferred stock or common stock either independently or together with other securities. Each warrant will entitle the holder to purchase the principal amount of our debt securities, or the number of shares of preferred stock or common stock, at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

The mailing address and telephone number of our principal executive offices are 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250, (904) 741-5400.

RISK FACTORS

Before you invest in any of our securities, you should be aware of various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus and in the prospectus supplement, before you decide whether to purchase any of our securities. The risks set out below are not the only risks we face. Interested persons should carefully consider the risks described below in evaluating our company and our business, financial condition, and results of operations. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impair our business and financial situation.

If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Related to Our Industry

The products we sell are inherently risky and could give rise to product liability and other claims.

The products that we manufacture are typically used in applications and situations that involve high levels of risk of personal injury. Failure to use our products for their intended purposes, failure to use or care for them properly, or their malfunction, could result in serious bodily injury or death. Given this potential risk of injury, proper maintenance of our products is critical. Our products include: body armor and plates designed to protect against ballistic and sharp instrument penetration; less-lethal products such as less-lethal munitions, pepper sprays, distraction devices and flameless expulsion grenades; various models of police batons; rotary and fixed-wing aircraft seating systems; parachutes; vehicle and hard armoring systems; and police duty gear.

Claims have been made and are pending against certain of our subsidiaries, involving permanent physical injury and death caused by self-defense sprays and other munitions intended to be less-lethal. In addition, the manufacture and sale of certain less-lethal products may be the subject of product liability claims arising from the design, manufacture or sale of such goods. If these claims are decided against us and we are found to be liable, we may be required to pay substantial damages and our insurance costs may increase significantly as a result. Also, a significant or extended lawsuit, such as a class action, could also divert significant amounts of management's time and attention. We cannot assure you that our insurance coverage would be sufficient to cover the payment of any potential claim. In addition, we cannot assure you that this or any other insurance coverage will continue to be available or, if available, that we will be able to obtain it at a reasonable cost. Our cost of obtaining insurance coverage has risen substantially since September 11, 2001. Any material uninsured loss could have a material adverse effect on our business, financial condition and results of operations. In addition, the inability to obtain product liability coverage would prohibit us from bidding for orders from certain governmental customers since, at present, many bids from governmental entities require such coverage, and any such inability would have a material adverse effect on our business, financial condition, results of operations and liquidity.

Both private claimants and State Attorneys General have already commenced legal action against Second Chance Body Armor, Inc. ("Second Chance") a body armor manufacturer and competitor to Armor Holdings, based upon its Ultima® and Ultimax® model vests. Second Chance licenses from Simula, one of our indirect subsidiaries, a certain patented technology which is used in some of the body armor it manufactures, but to our knowledge, no lawsuit has yet been brought against Second Chance based upon this licensed technology, although a letter was received by Simula from an attorney representing a police officer who was injured while wearing a Second Chance vest alleging potential liability against Simula. In addition, the U.S. Attorney General has asked the U.S. Department of Justice to investigate the claims regarding the Zylon® vests. As Simula has licensed its technology to Second Chance, it may be impacted by the pending claims against Second Chance and the investigation being conducted by the U.S. Department of Justice. If Simula is included in the claims pending against Second Chance and the investigation being conducted by the U.S. Department of Justice, we cannot assure you that any judgment, settlement or resolution against Simula will not have a material adverse effect on Simula's business, financial condition, results of operations and liquidity.

As a result of the USAG's and DOJ's initiative, the NIJ commenced an inquiry and investigation regarding the protocol for testing used vests, as well as the reliability of Zylon® and other ballistic fibers. We have consulted and continue to cooperate fully with the NIJ in this endeavor. To date, the NIJ has embarked only in its first phase of testing, which entails vests that have been heavily worn or exposed to adverse conditions, and which utilized the ballistic testing standard applicable to new vests. Although some of the vests tested, including ours, experienced some level of penetration, the NIJ specifically warned against the misuse and misinterpretation of these results, emphasizing that the data produced so far is preliminary in nature, applies to a very small sample size and therefore it is not possible to draw any definitive conclusions from these results. The NIJ will continue to conduct further testing and analyze these issues in order to determine if any conclusions can be reached as to the performance and reliability of aged vests. We have requested the NIJ to provide us with its testing data, and we intend to evaluate and review the NIJ's results upon our receipt of such data in our continuing effort to assist the NIJ in developing uniform standards for certification of new vests and the testing of used vests.

In April 2004, two class action complaints were filed in Florida state court by police organizations and individual police officers, alleging, among other things, that our vests do not have the qualities and performance characteristics as warranted, thereby breaching express warranty, implied warranty of merchantability, implied warranty of fitness for a particular purpose and duty to warn. The complaints allege no specific amount, although it has been publicly stated that they are seeking $77 million in compensatory damages. We disagree with the allegations set forth in these complaints and are vigorously defending these lawsuits. We will be seeking to dismiss the claims asserted against us, however, any adverse resolution of these matters could have a material adverse effect on our business, financial condition, results of operations and liquidity. We have also received investigative demands from state agencies in Texas and Connecticut to which we have complied, as well as letters from two private attorneys threatening potential litigation. See "Recent Developments" beginning on page 20 for a discussion of the current Zylon® investigation and certain claims asserted against us in relation thereto.

We are subject to extensive government regulation and our failure or inability to comply with these regulations could materially restrict our operations and subject us to substantial penalties.

We are subject to federal licensing requirements with respect to the sale in foreign countries of certain of our products. In addition, we are obligated to comply with a variety of federal, state and local regulations, both domestically and abroad, governing certain aspects of our operations and workplace, including regulations promulgated by, among others, the U.S. Departments of Commerce, State and Transportation, the Federal Aviation Administration, the U.S. Environmental Protection Agency and the U.S. Bureau of Alcohol, Tobacco and Firearms. The U.S. Bureau of Alcohol, Tobacco, and Firearms also regulates us as a result of our manufacturing of certain destructive devices and by the use of ethyl alcohol in certain products. We also ship hazardous goods, and in doing so, must comply with the regulations of the U.S. Department of Transportation for packaging and labeling. Additionally, the failure to obtain applicable governmental approval and clearances could adversely affect our ability to continue to service the government contracts we maintain. Furthermore, we have material contracts with governmental entities and are subject to rules, regulations and approvals applicable to government contractors. We are also subject to routine audits to assure our compliance with these requirements. We have become aware that we are not in full compliance with certain regulations governing the export of equipment and related technology used for military purposes that are applicable to certain of our products. We have made a voluntary disclosure to the Office of Defense Trade Controls Compliance and have undertaken steps to comply with these regulations and to help ensure compliance in the future. We do not believe that such noncompliance will have a material adverse effect on our business. In addition, a number of our employees involved with certain of our federal government contracts are required to obtain specified levels of security clearances. Our business may suffer if we or our employees are unable to obtain the security clearances that are needed to perform services contracted for the Department of Defense, one of our major customers. Our failure to comply with these contract terms, rules or regulations could expose us to substantial penalties, including the loss of these contracts and disqualification as a U.S. government contractor.

Like other companies operating internationally, we are subject to the Foreign Corrupt Practices Act and other laws which prohibit improper payments to foreign governments and their officials by U.S. and other business entities. We operate in countries known to experience endemic corruption. Our extensive operations in such countries creates risk of an unauthorized payment by one of our employees or agents which would be in violation of various laws including the Foreign Corrupt Practices Act. Violations of the Foreign Corrupt Practices Act may result in severe criminal penalties which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

We have significant international operations and assets, and therefore, are subject to additional financial and regulatory risks.

We sell our products in foreign countries and seek to increase our level of international business activity. Our overseas operations are subject to various risks, including: U.S.-imposed embargoes of sales to specific countries (which could prohibit sales of our products there); foreign import controls (which may be arbitrarily imposed and enforced and which could interrupt our supplies or prohibit customers from purchasing our products); exchange rate fluctuations; dividend remittance restrictions; expropriation of assets; war, civil uprisings and riots; government instability; the necessity of obtaining government approvals for both new and continuing operations; and legal systems of decrees, laws, taxes, regulations, interpretations and court decisions that are not always fully developed and that may be retroactively or arbitrarily applied.

One component of our strategy is to expand our operations into selected international markets. Military procurement, for example, has traditionally had a large international base. Countries in which we are actively marketing include Germany, Canada, France, Italy, the United Kingdom, Norway, Japan, India, Korea and Australia. We, however, may be unable to execute our business model in these markets or new markets. Further, foreign providers of competing products and services may have a substantial advantage over us in attracting consumers and businesses in their country due to earlier established businesses in that country, greater knowledge with respect to the cultural differences of consumers and businesses residing in that country and/or their focus on a single market. We expect to continue to experience higher costs as a percentage of revenues in connection with the development and maintenance of international products and services. In pursuing our international expansion strategy, we face several additional risks, including:

•	foreign laws and regulations, which may vary country by country, that may impact how we conduct our business;

•	higher costs of doing business in foreign countries, including different employment laws;

•	potential adverse tax consequences if taxing authorities in different jurisdictions worldwide disagree with our interpretation of various tax laws or our determinations as to the income and expenses attributable to specific jurisdictions, which could result in our paying additional taxes, interest and penalties;

•	technological differences that vary by marketplace, which we may not be able to support;

•	longer payment cycles and foreign currency fluctuations;

•	economic downturns; and

•	revenue growth outside of the United States may not continue at the same rate if it is determined that we have already launched our products and services in the most significant markets.

We may also be subject to unanticipated income taxes, excise duties, import taxes, export taxes or other governmental assessments. In addition, a percentage of the payments to us in our international markets are often in local currencies. Although most of these currencies are presently convertible into U.S. dollars, we cannot be sure that convertibility will continue. Even if currencies are convertible, the rate at which they convert is subject to substantial fluctuation. Our ability to transfer currencies into or out of local currencies may be restricted or limited. Any of these events could result in a loss of business or other unexpected costs which could reduce revenue or profits and have a material adverse effect on our business, financial condition, results of operations and liquidity.

We routinely operate in areas where local government policies regarding foreign entities and the local tax and legal regimes are often uncertain, poorly administered and in a state of flux. We cannot, therefore, be certain that we are in compliance with, or will be protected by, all relevant local laws and taxes at any given point in time. A subsequent determination that we failed to comply with relevant local laws and taxes could have a material adverse effect on our business, financial condition, results of operations and liquidity.

One or more of these factors could adversely effect our future international operations and, consequently, could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Risks Related to Our Business

Many of our customers have fluctuating budgets which may cause substantial fluctuations in our results of operations.

Customers for our products include federal, state, municipal, foreign and military, law enforcement and other governmental agencies. Government tax revenues and budgetary constraints, which fluctuate from time to time, can affect budgetary allocations for these customers. Many domestic and foreign government agencies have in the past experienced budget deficits that have led to decreased spending in defense, law enforcement and other military and security areas. Our results of operations may be subject to substantial period-to-period fluctuations because of these and other factors affecting military, law enforcement and other governmental spending. For example, we attribute part of the decline in our Products Division revenue during the first quarter of 2001 with the timing of the Bulletproof Vest Partnership Act, which provides federal matching funds to law enforcement agencies purchasing bullet resistant vests. We believe that many agencies delayed their purchasing decisions during the first quarter of 2001 until such federal funds were fully allocated. A reduction of funding for federal, state, municipal, foreign and other governmental agencies could have a material adverse effect on sales of our products and our business, financial condition, results of operations and liquidity.

The loss of, or a significant reduction in, U.S. military business would have a material adverse effect on us.

U.S. military contracts account for a significant portion of our business. The U.S. military funds these contracts in annual increments. These contracts require subsequent authorization and appropriation that may not occur or that may be greater than or less than the total amount of the contract. Changes in the U.S. military's budget, spending allocations, and the timing of such spending could adversely affect our ability to receive future contracts. None of our contracts with the U.S. military have a minimum purchase commitment and the U.S. military generally has the right to cancel its contracts unilaterally without prior notice. We are the sole-source provider to the U.S. military for up-armoring of the U.S. military's High Mobility Multipurpose Wheeled Vehicles ("HMMWVs"). The HMMWVs are manufactured by AM General Corporation under separate U.S. military contracts. Should production or deliveries of HMMWVs be significantly interrupted, or should other single source suppliers significantly interrupt deliveries of our components for up-armoring the HMMWVs, we will not be able to deliver such up-armoring systems for the HMMWVs to the U.S. military on schedule, which could have a material adverse effect on our business, financial condition, results of operations and liquidity. We also manufacture for the U.S. military helicopter seating systems, aircraft and land vehicle armor systems, protective equipment for military personnel and other technologies used to protect soldiers in a variety of life-threatening or catastrophic situations. The loss of, or a significant reduction in, U.S. military business for our helicopter seating systems, aircraft and land vehicle armor systems and other protective equipment could have a material adverse effect on our business, financial condition, results of operations and liquidity.

We may lose money or generate less than expected profits on our fixed-price contracts.

Some of our government contracts provide for a predetermined, fixed price for the products we make regardless of the costs we incur. Therefore, fixed-price contracts require us to price our contracts by forecasting our expenditures. When making proposals for fixed-price contracts, we rely on our estimates of costs and timing for completing these projects. These estimates reflect management's judgments regarding our capability to complete projects efficiently and timely. Our production costs may, however, exceed forecasts due to unanticipated delays or increased cost of materials, components, labor, capital equipment or other factors. Therefore, we may incur losses on fixed price contracts that we had expected to be profitable, or such contracts may be less profitable than expected, which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our business is subject to various laws and regulations favoring the U.S. government's contractual position, and our failure to comply with such laws and regulations could harm our operating results and prospects.

As a contractor to the U.S. government, we must comply with laws and regulations relating to the formation, administration and performance of the federal government contracts that affect how we do business with our clients and may impose added costs on our business. These rules generally favor the U.S. government's contractual position. For example, these regulations and laws include provisions that subject contracts we have been awarded to:

•	protest or challenge by unsuccessful bidders; and

•	unilateral termination, reduction or modification by the government.

The accuracy and appropriateness of certain costs and expenses used to substantiate our direct and indirect costs for the U.S. government under both cost-plus and fixed-price contracts are subject to extensive regulation and audit by the Defense Contract Audit Agency, an arm of the U.S. Department of Defense. Responding to governmental audits, inquiries or investigations may involve significant expense and divert management's attention. Our failure to comply with these or other laws and regulations could result in contract termination, suspension or debarment from contracting with the federal government, civil fines and damages and criminal prosecution and penalties, any of which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our markets are highly competitive, and, if we are unable to compete effectively, we will be adversely affected.

The markets in which we operate include a large number of competitors ranging from small businesses to multinational corporations and are highly competitive. Competitors who are larger, better financed and better known than us may compete more effectively than we can. In order to stay competitive in our industry, we must keep pace with changing technologies and client preferences. If we are unable to differentiate our services from those of our competitors, our revenues may decline. In addition, our competitors have established relationships among themselves or with third parties to increase their ability to address client needs. As a result, new competitors or alliances among competitors may emerge and compete more effectively than we can. There is also a significant industry trend towards consolidation, which may result in the emergence of companies which are better able to compete against us.

There are limited sources for some of our raw materials which may significantly curtail our manufacturing operations.

The raw materials that we use in manufacturing ballistic resistant garments, SAPI plates and up-armored vehicles include: ceramic; steel; SpectraShield, a patented product of Honeywell, Inc.;

Z-Shield, a patented product of Honeywell, Inc.; Zylon®, a patented product of Toyobo Co., Ltd.; Kevlar, a patented product of E.I. du Pont de Nemours Co., Inc., or DuPont; and Twaron, a patented product of Akzo-Nobel Fibers, B.V. We purchase these materials in the form of woven cloth from five independent weaving companies. In the event Du Pont or its licensee in Europe cease, for any reason, to produce or sell Kevlar to us, we would utilize these other ballistic resistant materials as a substitute. However, none of SpectraShield, Twaron, Z-Shield or Zylon® is expected to become a complete substitute for Kevlar in the near future. We enjoy a good relationship with our suppliers of Kevlar, SpectraShield, Twaron, Z-Shield and Zylon®. The use of Zylon® and Z-Shield in the design of ballistic resistant vests is a recent technological advancement that is subject to continuing development and study, including ongoing review by the NIJ. Toyobo is the only producer of Zylon®, and Honeywell is the only producer of Z-Shield. Should these materials become unavailable for any reason, we would be unable to replace them with materials of like weight and strength. We use a variety of ceramic materials in the production of SAPI plates and a variety of steels in armoring vehicles. Although we have a number of suppliers that we deal with in obtaining both ceramic and steel supplies, the industry generally, including our operations, is experiencing a limited supply of these materials, which is affecting the quantity of product that we can complete in any given period. In addition, SpectraShield, the ballistic fiber backing used in a variety of our ballistic applications, including SAPI plates, is currently being rationed by the U.S. Department of Commerce, which could limit the quantity of SAPI plates that we produce in any given period. Thus, if our supply of any of these materials were materially reduced or cut off or if there was a material increase in the prices of these materials, our manufacturing operations could be adversely affected and our costs increased, and our business, financial condition, results of operations and liquidity could be materially adversely affected.

We may be unable to complete or integrate acquisitions effectively, if at all, and as a result may incur unanticipated costs or liabilities or operational difficulties.

We intend to grow through the acquisition of businesses and assets that will complement our current businesses. We cannot be certain that we will be able to identify attractive acquisition targets, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. Furthermore, we may have to divert our management's attention and our financial and other resources from other areas of our business. Our inability to implement our acquisition strategy successfully may hinder the expansion of our business. Because we depend in part on acquiring new businesses and assets to develop and offer new products, failure to implement our acquisition strategy may also adversely affect our ability to offer new products in line with industry trends.

We may not be successful in integrating acquired businesses into our existing operations. Integration may result in unanticipated liabilities or unforeseen operational difficulties, which may be material, or require a disproportionate amount of management's attention. Acquisitions may result in us incurring additional indebtedness or issuing preferred stock or additional common stock. Competition for acquisition opportunities in the industry may rise, thereby increasing our cost of making acquisitions or causing us to refrain from making further acquisitions. In addition, the terms and conditions of our senior credit facility and the indenture governing our 8¼% notes impose restrictions on us that, among other things, restrict our ability to make acquisitions.

Our resources may be insufficient to manage the demands imposed by our growth.

We have rapidly expanded our operations, and this growth has placed significant demands on our management, administrative, operating and financial resources. The continued growth of our customer base, the types of services and products offered and the geographic markets served can be expected to continue to place a significant strain on our resources. In addition, we cannot easily identify and hire personnel qualified both in the provision and marketing of our security services and products. Our future performance and profitability will depend in large part on our ability to attract and retain additional management and other key personnel; our ability to implement successful enhancements to our management, accounting and information technology systems; and our ability to adapt those systems, as necessary, to respond to growth in our business.

We depend on industry relationships.

A number of our products are components in our customers' final products. Accordingly, to gain market acceptance, we must demonstrate that our products will provide advantages to the manufacturers of final products, including increasing the safety of their products, providing such manufacturers with competitive advantages or assisting such manufacturers in complying with existing or new government regulations affecting their products. There can be no assurance that our products will be able to achieve any of these advantages for the products of our customers. Furthermore, even if we are able to demonstrate such advantages, there can be no assurance that such manufacturers will elect to incorporate our products into their final products, or if they do, that our products will be able to meet such customers' manufacturing requirements. Additionally, there can be no assurance that our relationships with our manufacturer customers will ultimately lead to volume orders for our products. The failure of manufacturers to incorporate our products into their final products could have a material adverse effect on our business, financial condition, results of operations and liquidity.

We may be unable to protect our proprietary technology, including the technologies we use to furnish the up-armoring of HMMWVS.

We depend upon a variety of methods and techniques that we regard as proprietary trade secrets. We also depend upon a variety of trademarks, service marks and designs to promote brand name development and recognition. We rely on a combination of trade secret, copyright, patent, trademark, unfair competition and other intellectual property laws as well as contractual agreements to protect our rights to such intellectual property. Due to the difficulty of monitoring unauthorized use of and access to intellectual property, however, such measures may not provide adequate protection. It is possible that our competitors may access our intellectual property and proprietary information and use it to their advantage. In addition, there can be no assurance that courts will always uphold our intellectual property rights, or enforce the contractual arrangements that we have entered into to protect our proprietary technology. Any unenforceability or misappropriation of our intellectual property could have a material adverse effect on our business, financial condition and results of operations. Furthermore, we cannot assure you that any pending patent application or trademark application made by us will result in an issued patent or registered trademark, or that, if a patent is issued, it will provide meaningful protection against competitors or competitor technologies. In addition, if we bring or become subject to litigation to defend against claimed infringement of our rights or of the rights of others or to determine the scope and validity of our intellectual property rights, such litigation could result in substantial costs and diversion of our resources which could have a material adverse effect on our business, financial condition, results of operations and liquidity. Unfavorable results in such litigation could also result in the loss or compromise of our proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties on unfavorable terms, or prevent us from manufacturing or selling our products, any of which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Technological advances, the introduction of new products, and new design and manufacturing techniques could adversely affect our operations unless we are able to adapt to the resulting change in conditions.

Our future success and competitive position depend to a significant extent upon our proprietary technology. We must make significant investments to continue to develop and refine our technologies. We will be required to expend substantial funds for and commit significant resources to the conduct of continuing research and development activities, the engagement of additional engineering and other technical personnel, the purchase of advanced design, production and test equipment, and the enhancement of design and manufacturing processes and techniques. Our future operating results will depend to a significant extent on our ability to continue to provide design and manufacturing services for new products that compare favorably on the basis of time to introduction, cost and performance with the design and manufacturing capabilities. The success of new design and manufacturing services depends on various factors, including utilization of advances in technology, innovative development of new solutions for customer products, efficient and cost-effective services, timely completion and delivery of new product solutions and market acceptance of customers' end products. Because of the complexity of our products, we may experience delays from time to time in completing the design and manufacture of new product solutions. In addition, there can be no assurance that any new product solutions will receive or maintain customer or market acceptance. If we are unable to design and manufacture solutions for new products of our customers on a timely and cost-effective basis, such inability could have a material adverse effect on our business, financial condition, results of operations and liquidity.

We may be adversely affected by applicable environmental laws and regulations.

We are subject to federal, state, local and foreign laws and regulations governing the protection of the environment and human health, including those regulating discharges to the air and water, the management of wastes, and the control of noise and odors. We cannot assure you that we are at all times in complete compliance with all such requirements. Like all companies in our industry, we are subject to potentially significant fines or penalties if we fail to comply with environmental requirements. Environmental requirements are complex, change frequently, and could become more stringent in the future. Accordingly, we cannot assure you that these requirements will not change in a manner that will require material capital or operating expenditures or will otherwise have a material adverse effect on us in the future. In addition, we are also subject to environmental laws requiring the investigation and clean-up of environmental contamination. We may be subject to liability, including liability for clean-up costs, if contamination is discovered at one of our current or former facilities, in some circumstances even if such contamination was caused by a third party such as a prior owner. We also may be subject to liability if contamination is discovered at a landfill or other location where we have disposed of wastes, notwithstanding that its historic disposal practices may have been in accordance with all applicable requirements. We use Orthochlorabenzalmalononitrile and Chloroacetophenone chemical agents in connection with our production of tear gas, and these chemicals are hazardous and could cause environmental damage if not handled and disposed of properly. Moreover, private parties may bring claims against us based on alleged adverse health impacts or property damage caused by our operations. The amount of liability for cleaning up contamination or defending against private party claims could be material.

Risks Related to Ownership of Our Common Stock

Delaware law may limit possible takeovers.

Our certificate of incorporation makes us subject to the anti-takeover provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 prohibits publicly-held Delaware corporations to which it applies from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. This provision could discourage others from bidding for our shares and could, as a result, reduce the likelihood of an increase in our stock price that would otherwise occur if a bidder sought to buy our stock.

Our certificate of incorporation authorizes the issuance of shares of blank check preferred stock.

Our certificate of incorporation provides that our board of directors will be authorized to issue from time to time, without further stockholder approval, up to 5,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our common stock with respect to dividends and liquidation rights. We may issue additional preferred stock in ways which may delay, defer or prevent a change in control of us without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights.

The market price for our common stock is volatile.

The market price for our common stock may be highly volatile. We believe that a variety of factors, including announcements by us or our competitors, quarterly variations in financial results, trading volume, general market trends and other factors, could cause the market price of our common stock to fluctuate substantially. Additionally, due to our relatively modest size, our winning or losing a large contract may have the effect of distorting our overall financial results.

We may issue a substantial amount of our common stock in connection with future acquisitions and the sale of those shares could adversely affect our stock price.

As part of our acquisition strategy, we anticipate issuing additional shares of common stock as consideration for such acquisitions. To the extent that we are able to grow through acquisitions and issue our shares of common stock as consideration, the number of outstanding shares of common stock that will be eligible for sale in the future is likely to increase substantially. Persons receiving shares of our common stock in connection with these acquisitions may be more likely to sell large quantities of their common stock that may influence the price of our common stock. In addition, the potential issuance of additional shares in connection with anticipated acquisitions could lessen demand for our common stock and result in a lower price than would otherwise be obtained.

Our stock price may be adversely affected when additional shares are sold.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. These sales might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate and may require us to issue greater amounts of our common stock to finance future acquisitions. Additional shares sold to finance acquisitions may dilute our earnings per share if the new operations' earnings are disappointing.

Our debt agreements restrict our ability to pay dividends or make other distributions to our stockholders.

Our debt agreements, such as the indenture governing the 8¼% notes and the senior credit facility, contain certain financial and other covenants that limit, under certain circumstances, our ability to pay dividends or make other distributions to our stockholders. We are permitted to pay dividends and make other distributions to stockholders to the extent we satisfy the conditions, including the financial and other covenants, contained in such documents.

We have a high level of debt.

Our high level of debt could have important consequences to you and to us. For example:

•	No payment of any kind may be made to our common stockholders without first meeting our obligations under our senior credit facility and the indenture governing our 8¼% notes;

•	We may become more vulnerable to general adverse economic and industry conditions and adverse changes in governmental regulations;

•	We may have to dedicate a substantial portion of our cash flow from operations to make payments required under our senior credit facility and the 8¼% notes, reducing the availability of cash flow to fund future capital expenditures, working capital, execution of our growth strategy, research and development costs and other general corporate requirements;

•	We may have limited flexibility in planning for, or reacting to, changes in our business and our industry, which may place us at a competitive disadvantage compared with competitors that have less debt or more financial resources;

•	We may have limited ability to borrow additional funds, even when necessary to maintain adequate liquidity; and

•	The terms of our senior credit facility and the indenture governing the 8¼% notes will allow us to incur substantial amounts of additional debt, subject to certain limitations. We might incur additional debt for various reasons, including to pay for additional acquisitions that we may make and assuming debt of companies that we may acquire.

Risks Relating to the Debt Securities

Our significant indebtedness could adversely affect our financial health, and prevent us from fulfilling our obligations under any debt securities we issue.

We have a significant amount of indebtedness. Our significant indebtedness could:

•	make it more difficult for us to satisfy our obligations with respect to any debt securities we issue;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit, among other things, our ability to borrow additional funds.

The terms of the indenture governing the 8¼% notes and the senior credit facility allow us to issue and incur additional debt upon satisfaction of certain conditions. See "Description of Senior Subordinated Notes" for a description of our 8¼% notes and the related indenture and "Description of Senior Indebtedness" for a description of our senior credit facility. If new debt is added to current debt levels, the related risks described above could increase.

Not all of our subsidiaries may guarantee our obligations under any debt securities we issue, and the assets of the non-guarantor subsidiaries may not be available to make payments on any debt securities we issue.

Not all of our present and future subsidiaries may guarantee the debt securities. Payments on the debt securities may only required to be made by us and our subsidiary guarantors, if any. Our non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or the guarantees or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we or our subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of the holders of debt securities to realize proceeds from the sale of any of those subsidiaries' assets, will be effectively subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of debt of those subsidiaries.

In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As a result, the debt securities will be effectively subordinated to all indebtedness and other liabilities of the non-guarantor subsidiaries.

We will require a significant amount of cash to service our indebtedness and our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on or refinance our debt, including any debt securities we issue, will depend largely upon our future operating performance and cash flow. Our future operating performance and cash flow are subject to many factors, including general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We cannot assure you that our business will generate cash flow from operations in an amount sufficient to enable us to pay the interest and principal on our debt, including any debt securities we issue, or to fund our other liquidity needs. If we are unable to meet our debt service requirements, we may have to renegotiate the terms of our debt. We cannot assure you that we will be able to renegotiate or refinance any of our debt on commercially reasonable terms or at all. In addition, prior to the repayment of any debt securities we issue, we will be required to repay or refinance our senior credit facility and, perhaps, any other senior debt we incur. Any new debt we incur may have a shorter maturity than the debt securities. Payment of such debt will reduce the amount of funds available for us to make payments on any debt securities we issue.

If we are unable to refinance our debt or obtain new financing we would have to consider other options, such as sales of certain assets to meet our debt service obligations or diverting cash, if available, that would have been used for other business purposes. These options may not be feasible or prove adequate, and may also adversely affect our operations or the implementation of our business plans. Our senior credit facility, the indenture governing the 8¼% notes, and the indenture governing any debt securities we issue may restrict, or market or business conditions may limit, our ability to obtain cash via asset sales or other financing transactions. Non-payment or other non-compliance with our senior credit facility, the indenture governing the 8¼% notes or the indenture or the instruments governing any other debt we issue could result in an event of default under our senior credit facility, the indenture governing the 8¼% notes or the indenture or the instruments governing any other debt we issue, which could also trigger an event of default under the debt securities.

Covenants in our debt agreements restrict our activities and could adversely affect our business.

Our debt agreements, such as the indenture governing the 8¼% notes and the new senior credit facility, contain various covenants that limit our ability and the ability of our restricted subsidiaries to engage in a variety of transactions under certain circumstances, including:

•	incurring additional debt;

•	issuing preferred stock;

•	paying dividends or making other distributions on, and redeeming or repurchasing, capital stock;

•	making investments or other restricted payments;

•	entering into transactions with affiliates;

•	engaging in sale and leaseback transactions;

•	issuing stock of restricted subsidiaries;

•	selling assets;

•	creating liens on assets to secure debt; or

•	effecting a consolidation or merger.

These covenants limit our operational flexibility and could prevent us from taking advantage of business opportunities as they arise, growing our business or competing effectively. In addition, our new senior credit facility requires us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet these financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet these tests.

A breach of any of these covenants or other provisions in any of our debt agreements could result in an event of default under that agreement, which if not cured or waived, could result in such debt becoming immediately due and payable. This, in turn, could cause our other debt to become due and payable as a result of cross-acceleration provisions contained in the agreements governing such other debt. In the event that some or all of our debt is accelerated and becomes immediately due and payable, we may not have the funds to repay, or the ability to refinance, all or any of such debt. In addition, in the event that the debt securities become immediately due and payable, as a result of the subordination provisions of any debt securities we issue, the holders of such subordinated debt securities would not be entitled to receive any payment in respect of such subordinated debt securities until all of our senior debt has been paid in full.

A public market for the debt securities may not develop.

There can be no assurance that a public market for any debt securities we issue will develop or, if such a market develops, as to the liquidity of the market. If a market were to develop, the debt securities could trade at prices that may be higher or lower than their principal amount. We may not apply for listing of any debt securities we issue on any securities exchange or for quotation of such debt securities on any automated quotation system. If an active public market does not develop or continue, the market price and liquidity of any debt securities we issue may be adversely affected.

In addition, the liquidity of the trading market in the debt securities, and the market price quoted for any debt securities we issue, may be adversely affected by changes in the overall market for debt securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for any debt securities we issue.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of debt securities to return payments received from guarantors.

If a bankruptcy case or lawsuit is initiated by unpaid creditors of any guarantor, any debt represented by guarantees entered into by the guarantors may be reviewed under the Federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be voided, or claims in respect of the guarantee could be subordinated to certain obligations of a guarantor if, among other things, the guarantor, at the time it entered into the guarantee:

•	received less than reasonably equivalent value or fair consideration for entering into the guarantee; and

•	either:

•	was insolvent or rendered insolvent by reason of entering into a guarantee; or

•	was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay them as they become due.

In addition, any payment by a guarantor could be voided and required to be returned to the guarantor or to a fund for the benefit of the guarantor's creditors under those circumstances.

If a guarantee of a subsidiary were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the debt securities would be solely creditors of our company and creditors of our other subsidiaries that have validly guaranteed any debt securities we issue. The debt securities then would be effectively subordinated to all liabilities of the subsidiary whose guarantee was voided.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all of its assets; or

•	the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts or contingent liabilities as they become due.

If the claims of the holders of any debt securities we issue against any subsidiary were subordinated in favor of other creditors of the subsidiary, the other creditors would be entitled to be paid in full before any payment could be made on the debt securities. If one or more of the guarantees is voided or subordinated, we cannot assure you that after providing for all prior claims there would be sufficient assets remaining to satisfy the claims of the holders of these debt securities.

Based upon financial and other information, we believe that any guarantees will be incurred for proper proposes and in good faith and that we, and our subsidiaries that will be guarantors, on a consolidated basis, will continue to be solvent, will have sufficient capital for carrying on our business after the issuance of any debt securities and will be able to pay our debts as they mature. We cannot assure you, however, as to the standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

THE COMPANY

We are a leading manufacturer and provider of personal protective equipment and security products for law enforcement and military personnel, armored commercial vehicles used by various government and civilian organizations, armored military vehicles, armor kits for retrofit of military vehicles, aircraft armor, aircraft safety products, survivability equipment used by military aviators, and other technologies used to protect humans in a variety of life-threatening or catastrophic situations. Our products and systems are used domestically and internationally by military, law enforcement, security and corrections personnel, as well as governmental agencies, multinational corporations and individuals. Effective in the first quarter of 2004, we instituted a new segment reporting format to include three reportable business divisions: the Aerospace & Defense Group, the Products Division and the Mobile Security Division . The Aerospace & Defense Group was formed upon the completion of our acquisition of Simula, Inc. on December 9, 2003. The Aerospace & Defense Group also includes the military business, including armor and blast protection systems for M1114 Up-Armored High Mobility Multi-Purpose Wheeled Vehicles ("M1114 Up-Armored HMMWVs"), and other military vehicle armor programs, which previously were included in the Mobile Security Division. The Aerospace & Defense Group also includes the small arms protective insert ("SAPI") plate produced by our Protech subsidiary in Pittsfield, Massachusetts, which was previously reported as part of the Products Division. The historical results of these businesses have been reclassified as part of the Aerospace & Defense Group. This reporting change was made to better reflect management's approach to operating and directing the businesses, and, in certain instances, to align financial reporting with our market and customer segments.

Aerospace & Defense.    Our Aerospace & Defense Group supplies human safety and survival systems to the U.S. military, and major Aerospace & Defense prime contractors. Our core markets are military aviation safety, military personnel safety, and land and marine safety. Under the brand name O'Gara-Hess & Eisenhardt, we are the sole-source provider to the U.S. military of the armor and blast protection systems for M1114 Up-Armored HMMWVs. We are also under contract with the U.S. Army to provide spare parts, logistics and ongoing field support services for the currently installed base of M1114 Up-Armored HMMWVs. Additionally, we provide blast and ballistic protection kits for the standard High Mobility Multi-Purpose Wheeled Vehicles, which are installed on existing equipment in the field. Our Aerospace & Defense Group is also subcontracted to develop a ballistic and blast protected armored and sealed truck cab for the High Mobility Artillery Rocket System, a program recently transitioned by the U.S. Army and U.S. Marine Corps from developmental to a low rate of initial production, deliveries of which commenced in 2003. We also supply armor sub-systems for other tactical wheeled vehicles. Through Simula, one of our wholly-owned subsidiaries, we provide military helicopter seating systems, helicopter cockpit airbag systems, aircraft and land vehicle armor kits, body armor and other protective equipment for military personnel, emergency bailout parachutes and survival ensembles worn by military aircrew. The primary customers for our products are the U.S. Army, U.S. Marine Corps, Boeing, and Sikorsky Aircraft. Most of Simula's aviation safety products are provided on a sole source basis. The U.S. armed forces have adopted ceramic body armor as a key element of the protective ensemble worn by our troops in Iraq and Afghanistan. Simula was the developer of this specialized product called SAPI, and continues to be a prominent supplier to the

U.S. military. We believe the Aerospace & Defense Group has supplied approximately 37% of all SAPI plates. We also provide ceramic body armor from our Protech subsidiary based in Pittsfield, Massachusetts.

Products.    Our Products Division manufactures and sells a broad range of high quality security products, equipment and related consumable items, such as concealable and tactical body armor, hard armor, duty gear, less-lethal munitions, anti-riot products, police batons, emergency lighting products, forensic products, firearms accessories, weapon maintenance products, foldable ladders and specialty gloves. Our products are marketed under brand names that are well established in the military and law enforcement communities such as AMERICAN BODY ARMOR, B-SQUARE®, BREAK FREE®, CLP®, DEFENSE TECHNOLOGY/FEDERAL LABORATORIES®, DEF-TEC PRODUCTS®, DISTRACTION DEVICE®, FEDERAL LABORATORIES®, FERRET®, FIRST DEFENSE®, IDENTICATOR®, IDENTIDRUG®, LIGHTNING POWDER®, MONADNOCK®, NIK®, PROTECH, QUIKSTEP LADDERS, PORTAL LADDERS, QUIKSHIELD, SAFARILAND®, SPEEDFEED®, 911EP® and DESIGN. We sell our products through a network of over 350 distributors and sales agents, including approximately 200 in the United States. Our extensive distribution capabilities and commitment to customer service and training have enabled us to become a leading provider of security equipment to law enforcement agencies.

Mobile Security. Our Mobile Security Division manufactures and installs ballistic and blast protected armoring systems for privately owned vehicles as well as some military vehicles for European based militaries. Under the brand name O'GARA-HESS & EISENHARDT ARMORING COMPANY®, we armor a variety of privately owned commercial vehicles, including limousines, sedans, sport utility vehicles, commercial trucks and cash-in-transit vehicles, to protect against varying degrees of ballistic and blast threats. Our customers in this business include international corporations and high net worth individuals. In addition, we supply ballistic and blast protected armoring systems to U.S. federal law enforcement and intelligence agencies and foreign heads of state.

Our executive offices are located at 1400 Marsh Landing Parkway, Suite 112, Jacksonville, FL 32250. Our telephone number is (904) 741-5400 and our website address is www.armorholdings.com. Information contained on our website is not part of this prospectus or incorporated by reference.

RECENT DEVELOPMENTS

Zylon® Investigation and Litigation

In September 2003, Second Chance Body Armor, Inc. ("Second Chance"), a body armor manufacturer and competitor to Armor Holdings, notified its customers of a potential safety issue with its Ultima® and Ultimax® models. Second Chance has claimed that Zylon® fiber, which is made by Toyobo, a Japanese corporation, and used in the ballistic fabric construction of those two models, degraded more rapidly than originally anticipated. Second Chance has also stated that the Zylon® degradation problem affects the entire body armor industry, not just its products. Both private claimants and State Attorneys General have already commenced legal action against Second Chance based upon its Ultima® and Ultimax® model vests.

We use Zylon® fiber in a number of concealable body armor models for law enforcement, but our vest design and construction are different from Second Chance. We have been testing our Zylon®-based vests since their 2000 introduction and to date these tests show no unanticipated degradation in ballistic performance. In addition, to our knowledge, no other body armor manufacturer has reported or experienced problems with Zylon®-based vests similar to those cited by Second Chance. The National Institute of Justice ("NIJ") tests and has certified each of our body armor designs before we begin to produce or sell any particular model.

In the Fall of 2003, following the assertions made by Second Chance, several law enforcement associations raised this issue to the U.S. Attorney General ("USAG"), who then asked the U.S. Department of Justice ("DOJ") through the NIJ to investigate these concerns and attempt to clarify the issues. We have and continue to support the Attorneys General's directive and investigation.

As a result of the USAG's and DOJ's initiative, the NIJ commenced an inquiry and investigation regarding the protocol for testing used vests, as well as the reliability of Zylon® and other ballistic fibers. We have consulted and continue to cooperate fully with the NIJ in this endeavor. To date, the NIJ has embarked only in its first phase of testing, which entails vests that have been heavily worn or exposed to adverse conditions, and which utilized the ballistic testing standard applicable to new vests. Although some of the vests tested, including ours, experienced some level of penetration, the NIJ specifically warned against the misuse and misinterpretation of these results, emphasizing that the data produced so far is preliminary in nature, applies to a very small sample size and therefore it is not possible to draw any definitive conclusions from these results. The NIJ will continue to conduct further testing and analyze these issues in order to determine if any conclusions can be reached as to the performance and reliability of aged vests. We have requested the NIJ to provide us with its testing data, and we intend to evaluate and review the NIJ's results upon our receipt of such data in our continuing effort to assist the NIJ in developing uniform standards for certification of new vests and the testing of used vests.

In April 2004, two class action complaints were filed in Florida state court by police organizations and individual police officers, alleging, among other things, that our vests do not have the qualities and performance characteristics as warranted, thereby breaching express warranty, implied warranty of merchantability, implied warranty of fitness for a particular purpose and duty to warn. The complaints allege no specific amount, although it has been publicly stated that they are seeking $77 million in compensatory damages. We disagree with the allegations set forth in these complaints and are vigorously defending these lawsuits. We will be seeking to dismiss the claims asserted against us, however, any adverse resolution of these matters could have a material adverse effect on our business, financial condition, results of operations and liquidity. We have also received investigative demands from state agencies in Texas and Connecticut to which we have complied, as well as letters from two private attorneys threatening potential litigation.

It should be stressed that our vests are certified by the NIJ, have never suffered any penetration in the field and continue to save lives and protect officers from injury. In fact, neither of the two recently commenced lawsuits allege personal injuries of any kind, but instead speculate that our vests which contain Zylon® are defective without any reliable evidence of any defect.

Second Chance licenses from Simula a certain patented technology, which is used in some of the body armor it manufactures, but to our knowledge, no lawsuit has yet been brought against Second Chance based upon this licensed technology. Although Simula may be impacted by the pending suits filed against Second Chance, the licensed technology is not specifically related to the use of Zylon® fiber, however, any adverse resolution of these matters could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Tax Matters

On October 18, 2002, we were notified by the Internal Revenue Service ("IRS") that our tax return for the tax year ended December 31, 2000 had been selected for examination. Further, on January 30, 2003 we were notified that our tax return for the tax year ended December 31, 2001 had been selected for examination. The IRS examined our U.S. federal income tax returns for the taxable years 2000 and 2001 and its examination concluded in April 2004. The IRS' examination of our tax returns for the taxable years 2000 and 2001 did not result in any material adverse effect on our financial statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents heretofore filed by us with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this prospectus, except as superseded or modified herein:

(a)	Our annual report on Form 10-K for the fiscal year ended December 31, 2003;

(b)	Our annual report on Form 10-K/A for the fiscal year ended December 31, 2003;

(c)	Our annual report on Form 10-K/A-2 for the fiscal year ended December 31, 2003;

(d)	Our quarterly report on Form 10-Q for the period ended March 31, 2004;

(e)	Our current report on Form 8-K/A, Date of Event – December 9, 2003, filed on January 22, 2004;

(f)	Our current report on Form 8-K, Date of Event – March 22, 2004, filed on March 22, 2004;

(g)	Our definitive proxy statement on Schedule 14A filed on April 29, 2004; and

(h)	The description of our common stock contained in our registration statement on Form 8-A filed on April 29, 1999, including any amendments or reports filed for the purpose of updating that description.

All of such documents are on file with the Commission. In addition, all documents filed by Armor Holdings, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to termination of the offering are incorporated by reference in this prospectus and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates herein by reference important business and financial information about us that is not included in or delivered with this prospectus. This information is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to Armor Holdings, Inc., 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250, Attention: Corporate Secretary, or call (904) 741-5400.

FORWARD-LOOKING STATEMENTS

Certain statements we make in this prospectus or in the documents incorporated by reference, and other written or oral statements by us or our authorized officers on our behalf, may constitute "forward-looking statements" within the meaning of the Federal securities laws. Forward-looking statements include, without limitation, statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industry and economies in which we operate and other information that is not historical information. Words or phrases such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

Before you invest in the securities described in this prospectus and any prospectus supplement hereto, you should be aware that the occurrence of the events described in the above section captioned "Risk Factors" and otherwise discussed elsewhere in this prospectus, a prospectus supplement hereto or in materials incorporated in this prospectus by reference to our other filings with the Commission, could have a material adverse affect on our business, financial condition and results of operations.

The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on independent industry publications, reports of government agencies or other published industry sources or our estimates based on management's knowledge and experience in the markets in which we operate. Our estimates have been based on information provided by customers, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. As a result, you should be aware that market, ranking and other similar data included in this prospectus and any prospectus supplement hereto, and estimates and beliefs based on that data, may not be reliable.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures and other potential acquisitions. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from our sale of any securities. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the five years in the period ended December 31, 2003 and for the quarter ended March 31, 2004 are set forth below:

	For the year ended December 31,					For the quarter ended March 31,
	1999	2000	2001	2002	2003	2004
Ratio of earnings to fixed charges	23.8	7.6	5.7	14.9	6.3	9.8

The ratios of earnings to fixed charges are calculated as follows:

(income before income taxes and minority interest) + (fixed charges) – (capitalized interest)
(fixed charges)

DESCRIPTION OF THE DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities are to be issued under an indenture which is subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"), and may be supplemented or amended from time to time following its execution. The indenture, and any supplemental indentures, will be subject to, and governed by, the TIA. The form of indenture will be filed as an exhibit to a pre-effective amendment to this prospectus. We have not yet executed an indenture. Prior to issuing any debt securities, we will be required to select a trustee for the indenture, qualify the trustee or trustees under the TIA, and execute the indenture.

The form of the indenture will give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the form of indenture will be described in the prospectus supplement relating to the debt securities.

The statements made hereunder relating to the indenture and the debt securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture (including those terms made a part of the indenture by reference to the TIA) and such debt securities.

General

The terms of each series of debt securities will be detailed or determined in the manner provided in the indenture and any applicable supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium, and interest on the debt securities will be payable;

•	whether the debt securities rank as senior subordinated debt securities or subordinated debt securities;

•	the terms of any guarantee of any debt securities;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	whether, the ratio at which and the terms and conditions upon which, if any, the debt securities will be convertible into or exchangeable for our common stock or our other securities or securities of another person;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of debt securities. Holders may be required to pay all taxes due on transfer.

Amendment, Supplement and Waiver

Subject to certain exceptions, the indenture and the debt securities may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for debt securities), and any existing default or compliance with any provision of the indenture relating to a particular series of debt securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding debt securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder affected, an amendment or waiver may not, among other things, (with respect to any debt securities held by a non-consenting holder):

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the stated maturity of any debt security;

•	reduce the rate of or change the time for payment of interest on any debt security;

•	waive a default in the payment of principal or interest on the debt securities; and

•	make any debt security in money other than that stated in the debt security.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture (and our obligation to obtain any such consent otherwise required from such holder) may be subject to the requirement that such holder shall have been the holder of record of any debt securities with respect to which such consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the terms of the indenture.

Events of Default and Remedies

An event of default with respect to any series of debt securities will be defined in the indenture as being, among other things, default, after applicable cure periods, if any, in payment of the principal of or premium, if any, on any of the debt securities of such series; default, after applicable cure periods, if any, in payment of any installment of interest on any debt security of such series; default by us, after applicable cure periods, if any, after notice in the observance or performance of other covenants in the indenture relating to such series; and certain events involving our bankruptcy, insolvency or reorganization.

Subject to certain limitations, the indenture will provide that the holders of not less than a certain specified percentage in principal amount of such series of debt securities then outstanding may, among other things, direct the trustee in its exercise of any trust or power. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by written notice to the trustee and us may waive any default with respect to such series of debt securities.

Defeasance of Indenture

Subject to certain limitations, we may, at our option and at any time, elect to have certain of our obligations discharged with respect to the outstanding debt securities by, among other things, irrevocably depositing with the trustee, in trust, for the benefit of the holders of the debt securities, cash, United States government securities, or a combination of cash in U.S. dollars and United States government securities, in amounts as will be sufficient, in the opinion of an independent firm of certified public accountants, to pay the principal of, and interest and premium, if any, on the outstanding debt securities on the stated maturity or on the applicable redemption date, as the case may be.

Concerning the Trustee

If the trustee becomes a creditor of Armor Holdings or any subsidiary guarantor, the indenture will limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within an appropriate time period, apply to the Commission for permission to continue or resign.

The holders of a majority in principal amount of the then outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture will provide that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We have 50,000,000 shares of common stock, par value $0.01 per share, authorized pursuant to our restated certificate of incorporation, as amended. If our stockholders approve a proposed amendment to our Certificate of Incorporation, as amended, at our next annual meeting of stockholders scheduled to be held on June 22, 2004, we will increase the number of our authorized shares of common stock from 50,000,000 shares to 75,000,000 shares, par value $0.01 per share. The holders of our common stock are entitled to one vote for each share on all matters voted on by our stockholders, including the election of directors. No holders of common stock have any right to cumulative voting. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors and certain financial and other covenants contained in our senior credit facility and indenture governing our 8¼% notes, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our board of directors from funds legally available therefor. We are permitted to pay dividends and make other distributions to stockholders to the extent we satisfy the conditions, including the financial and other covenants, contained in our senior credit facility and indenture governing our 8¼% notes.

In the event of a liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference and other amounts owed to the holders of our preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Our common stock is listed on the New York Stock Exchange under the symbol "AH."

Preferred Stock

Our restated certificate of incorporation, as amended, authorizes our board of directors to issue, without further stockholder action, up to 5,000,000 shares of preferred stock, in one or more series,

having a par value of $0.01 per share. The board of directors is authorized to fix for each such series the designation and relative rights (including, if any, conversion, participation, voting and dividend rights and stated redemption and liquidation values), preferences, limitations and restrictions, as are stated in the resolutions adopted by the board of directors and as are permitted by General Corporation Law of the State of Delaware.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, shares of preferred stock, or shares or common stock. We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement and the warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. We will set forth additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

Each warrant will entitle the holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the applicable prospectus supplement. After the close of business on the expiration date of the warrant, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, aggregate principal amount and terms of the securities issuable upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities with which the warrants will be issued, and the number of warrants that will be issued with each security;

•	the date, if any, on and after which the warrants and the related debt securities will be separately transferable;

•	the price at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	a discussion of certain U.S. federal income tax considerations applicable to the exercise of the warrants; and

•	any other terms of the warrants and terms, procedures and limitations relating to the exercise of the warrants.

Holders may exchange warrant certificates for new warrant certificates of different denominations, and may exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise.

DESCRIPTION OF SENIOR INDEBTEDNESS

On August 12, 2003, we terminated our prior credit facility and entered into a new secured revolving credit facility with Bank of America, N.A., Wachovia Bank, National Association and a

syndicate of other financial institutions arranged by Banc of America Securities LLC. The new credit facility consists of a five-year revolving credit facility and, among other things, provides for (i) total maximum borrowings of $60 million, (ii) a $25 million sub-limit for the issuances of standby and commercial letters of credit, (iii) a $5 million sub-limit for swing-line loans, and (iv) a $5 million sub-limit for multi-currency borrowings. All borrowings under the new credit facility will bear interest at either (i) a rate equal to LIBOR, plus an applicable margin ranging from 1.125% to 1.625%, (ii) an alternate base rate which will be the higher of (a) the Bank of America prime rate and (b) the Federal Funds rate plus .50%, or (iii) with respect to foreign currency loans, a fronted offshore currency rate, plus an applicable margin ranging from 1.125% to 1.625%, depending on certain conditions. The new credit facility is guaranteed by certain of our direct and indirect domestic subsidiaries and is secured by, among other things (i) a pledge of all of the issued and outstanding shares of stock or other equity interests of certain of our direct and indirect domestic subsidiaries, (ii) a pledge of 65% of the issued and outstanding voting shares of stock or other voting equity interests of certain of our direct and indirect foreign subsidiaries, (iii) a pledge of 100% of the issued and outstanding nonvoting shares of stock or other nonvoting equity interests of certain of our direct and indirect foreign subsidiaries, and (iv) a first priority perfected security interest on certain of our domestic assets and certain domestic assets of certain of our direct and indirect subsidiaries that will become guarantors of our obligations under the new credit facility, including, among other things, accounts receivable, inventory, machinery, equipment, certain contract rights, intellectual property rights and general intangibles. As of the date of this prospectus, we are in compliance with all of our negative and affirmative covenants. On January 9, 2004, we amended our credit facility to allow us to make open market purchases of publicly-traded securities subject to certain limitations contained in the credit facility. In addition, on March 29, 2004, we also amended our credit facility to allow us to pay dividends subject to certain limitations contained in the credit facility.

DESCRIPTION OF SENIOR SUBORDINATED NOTES

On August 12, 2003 we closed a private placement of $150,000,000 aggregate principal amount of the 8¼% notes. The 8¼% notes are guaranteed by all of our domestic subsidiaries on a senior subordinated basis. If we create or acquire a new domestic subsidiary, it will also guarantee the 8¼% notes unless we designate the subsidiary as an "unrestricted subsidiary" under the indenture governing the 8¼% notes. We received approximately $147.5 million of net proceeds from the sale of the 8¼% notes. We used $15.0 million of the net proceeds to repay all of the outstanding amounts under our Amended and Restated Credit Agreement, dated as of August 22, 2001, $110.5 million of the net proceeds to acquire Simula, Inc. and retire Simula's outstanding indebtedness, and $7.5 million of the net proceeds to acquire Hatch Imports, Inc. We intend to use the remaining net proceeds of the offering to fund future acquisitions, repay a portion of our outstanding debt and for general corporate purposes, including the funding of working capital and capital expenditures. On March 29, 2004, we completed a registered exchange offer relating to the 8¼% notes pursuant to which we exchanged all issued and outstanding 8¼% notes for new 8¼% notes registered with the Commission.

The 8¼% notes are our unsecured senior subordinated obligations and rank junior in right of payment to our existing and future senior debt. The guarantees of the 8¼% notes, which are given by almost all of our domestic subsidiaries, rank junior in right of payment to all existing and future senior debt of such subsidiaries. In addition, the 8¼% notes are effectively subordinated to all existing and future debt and other liabilities (including trade payables) of our non-guarantor subsidiaries. The 8¼% notes and the guarantees rank equal in right of payment with any of our and our subsidiary guarantors' future senior subordinated debt. Neither we nor our subsidiary guarantors currently have any senior subordinated debt outstanding other than the 8¼% notes.

We may redeem some or all of the 8¼% notes at any time on or after August 15, 2008, at redemption prices set forth in the indenture for the 8¼% notes. In addition, at any time prior to August 15, 2006, we may redeem up to 35% of the 8¼% notes from the proceeds of certain sales of our equity securities at 108.25% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of the 8¼% notes remains outstanding and the redemption occurs within 60 days of the closing of the equity offering.

Upon the occurrence of a change of control, we must offer to repurchase the 8¼% notes at 101% of the principal amount of the notes, plus accrued and unpaid interest to the date of repurchase.

The indenture governing the 8¼% notes contains certain covenants limiting our ability and the ability of our restricted subsidiaries to, under certain circumstances:

•	incur additional debt;

•	issued preferred stock;

•	prepay subordinated indebtedness;

•	pay dividends or make other distributions on, redeem or repurchase, capital stock;

•	make investments or other restricted payments;

•	enter into transactions with affiliates;

•	engage in sale and leaseback transactions;

•	issue stock of restricted subsidiaries

•	sell all, or substantially all, of our assets;

•	create liens on assets to secure debt; or

•	effect a consolidation or merger.

These covenants are subject to important exceptions and qualifications as described in the indenture for the 8¼% notes.

SELLING STOCKHOLDERS

Up to 1,000,000 shares of our common stock being offered by this prospectus may be offered by certain selling stockholders, named below.

The following table sets forth the names of selling stockholders who may offer their common stock pursuant to this prospectus and their relationship to Armor Holdings. If and when shares of common stock are to be offered and sold by one or more selling stockholders, the relevant prospectus supplement will identify the selling stockholders selling in that offering and their relationship to Armor Holdings as well as the number of shares then owned, and to be offered, by such selling stockholders, and the percentage of common stock owned after the completion of the offering by each selling stockholder.

Name	Shares Being Offered	Beneficial Ownership Before Offering		Beneficial Ownership After Offering
		Amount (1)	Percentage (2)	Amount	Percentage
Warren B. Kanders (3)	320,000	2,515,655	8.7%	2,195,655	7.1%
Robert R. Schiller (4)	320,000	283,005	1.0%	0	*
Stephen E. Croskrey (5)	100,000	258,005	*	158,005	*
Nicholas Sokolow (6)	30,000	212,450	*	182,450	*
Burtt R. Ehrlich (7)	30,000	150,025	*	120,025	*
Thomas W. Strauss (8)	30,000	141,500	*	111,500	*
Glenn J. Heiar (9)	50,000	51,500	*	1,500	*
Deborah A. Zoullas (10)	15,000	19,000	*	4,000	*
Robert F. Mecredy (11)	60,000	17,878	*	0	*
Gary Allen (12)	45,000	45,132	*	132	*
Selling stockholders as a group	1,000,000

* Less than 1%.

(1)	As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2)	Percent is based on 28,626,377 shares of common stock outstanding as of May 19, 2004.

(3)	Mr. Kanders is Chairman of the Board and Chief Executive Officer of Armor Holdings, Inc. Of such shares, Kanders Florida Holdings, Inc., of which Mr. Kanders is the sole stockholder and sole director, owns 2,098,395 shares. Includes options to purchase 412,500 shares of common stock. Excludes unvested restricted stock awards of 124,288 shares and vested deferred restricted stock awards of 200,000 shares granted to Mr. Kanders over which Mr. Kanders does not have voting or dispositive power and unvested options to purchase 935,000 shares of common stock. Also includes 4,760 shares held for the benefit of Mr. Kanders' children.

(4)	Mr. Schiller is President and Chief Operating Officer of Armor Holdings, Inc. Includes options to purchase 275,000 shares of common stock. Excludes unvested restricted stock awards of 112,144 shares and vested deferred performance stock awards of 150,000 shares granted to Mr. Schiller over which Mr. Schiller does not have voting or dispositive power and unvested options to purchase 350,000 shares of common stock.

(5)	Mr. Croskrey is President and Chief Executive Officer of Armor Holdings Products Division. Includes options to purchase 220,000 shares of common stock. Excludes unvested options to purchase 100,000 shares of common stock and unvested restricted stock awards of 4,940 shares granted to Mr. Croskrey over which Mr. Croskrey does not have voting or dispositive power.

(6)	Mr. Sokolow is a director of Armor Holdings, Inc. Includes options to purchase 131,250 shares of common stock. Excludes unvested options to purchase 3,750 shares of common stock. Also includes 60,000 shares owned by S.T. Investors Fund, LLC, a limited liability company of which Mr. Sokolow is a member, 10,000 shares owned by Mr. Sokolow's profit sharing plan and 11,200 shares held for the benefit of Mr. Sokolow's children and of which Mr. Sokolow disclaims beneficial ownership.

(7)	Mr. Ehrlich is a director of Armor Holdings, Inc. Includes options to purchase 55,125 shares of common stock. Excludes unvested options to purchase 3,375 shares of common stock. Also includes 5,000 shares owned by Mr. Ehrlich's children and 6,500 shares in trust for the benefit of his children, of which Mr. Ehrlich's spouse is trustee, of which he disclaims beneficial ownership. Also includes 400 shares owned by Mr. Ehrlich's spouse's individual retirement account of which Mr. Ehrlich disclaims beneficial ownership.

(8)	Mr. Strauss is a director of of Armor Holdings, Inc. Includes options to purchase 129,000 shares of common stock. Excludes unvested options to purchase 3,000 shares of common stock.

(9)	Mr. Heiar is Chief Financial Officer of Armor Holdings, Inc. Includes options to purchase 40,000 shares of common stock. Excludes unvested options to purchase 150,000 shares of common stock and unvested restricted stock awards of 5,020 over which Mr. Heiar does not have voting or dispositive power.

(10)	Ms. Zoullas is a director of Armor Holdings, Inc. Includes options to purchase 19,000 shares of common stock. Excludes unvested options to purchase 23,000 shares of common stock.

(11)	Mr. Mecredy is President of the Aerospace & Defense Group. Includes options to purchase 16,666 shares of common stock. Excludes unvested restricted stock awards of 6,100 shares over which Mr. Mecredy does not have voting or dispositive power. Excludes unvested options to acquire 108,334 shares of common stock.

(12)	Mr. Allen is the General Manager of the Mobile Security Division. Includes options to purchase 41,666 shares of common stock. Excludes unvested options to purchase 33,334 shares of common stock and unvested restricted stock awards to purchase 29,500 shares of common stock over which Mr. Allen does not have voting or dispositive power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective as of January 1, 2002, Kanders & Company, Inc. ("Kanders & Co."), a corporation controlled by Warren B. Kanders, the Executive Chairman of our Board and our Chief Executive Officer, entered into an agreement with us to provide certain investment banking, financial advisory and related services for a five year term that expires on December 31, 2006. Kanders & Co. will receive a mutually agreed upon fee on a transaction by transaction basis during the term of this agreement. The aggregate fees under this agreement will not exceed $1,575,000 during any calendar year. We also agreed to reimburse Kanders & Co. for reasonable out-of-pocket expenses including Kanders & Co.'s expenses for office space, an executive assistant, furniture and equipment, travel and entertainment, reasonable fees and disbursements of counsel, and consultants retained by Kanders & Co.

In April 2003, in connection with Mr. Kanders being appointed Chief Executive Officer of Armor Holdings, Armor Holdings and Kanders & Co. agreed to terminate the agreement pursuant to which Kanders & Co. provided certain services to Armor Holdings. We paid Kanders & Co. $143,000 for investment banking services during fiscal 2003 (through and including April 2003 only). We also reimbursed Kanders & Co. for out-of-pocket expenses in the aggregate amount of $61,000 during the fiscal year ended December 31, 2003 (through and including April 2003 only).

Effective as of January 1, 2003, we entered into a Transportation Services Agreement with Kanders Aviation, LLC, an entity controlled by Mr. Kanders. Pursuant to the terms of the Transportation Services Agreement and upon our request, Kanders Aviation may, in its sole discretion, provide us with air transportation services via certain aircraft. The Transportation Services Agreement will remain in effect indefinitely until terminated by written notice by either party thereto to the other party thereto. During the term of the Transportation Services Agreement, we will reimburse Kanders Aviation in an amount equal to the fair market value of the air transportation services provided by Kanders Aviation to us and any additional expenses incurred by Kanders Aviation in connection with such air transportation services.

Nicholas Sokolow, one of our directors, is a member of the law firm Sokolow, Carreras & Associates located in Paris, France. We have retained Sokolow, Carreras & Associates during the fiscal year ended December 31, 2003 and may retain Sokolow, Carreras & Associates during the fiscal year ending December 31, 2004. During the fiscal year ended December 31, 2003, we paid Sokolow, Carreras & Associates $124,000 for legal services in connection with our French operations.

PLAN OF DISTRIBUTION

We and any selling stockholder may sell securities to or through underwriters and also may sell securities directly to purchasers or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement.

We and any selling stockholder may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We and any selling stockholder may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we and any selling stockholder, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents participating in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us or any stockholder and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We will describe in the applicable prospectus supplement any compensation we or any stockholder pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

We and any selling stockholder may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. The telephone number of the Public Reference Room of the Commission is 1-800-SEC-0330, and you may obtain information on the operation of the Public Reference Room by calling the Commission at such telephone number. In addition, similar information can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

With respect to the common stock, preferred stock, warrants, and debt securities, this prospectus omits certain information that is contained in the registration statement on file with the Commission, of which this prospectus is a part. For further information with respect to us and our common stock, preferred stock, warrants, and debt securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference in the registration statement, each such statement, each such statement being qualified in all respects by such reference. The registration statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

You should rely on the information contained in this prospectus and in the registration statement as well as other information you deem relevant. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale or exchange of securities, however, we have a duty to update that information while this prospectus is in use by you where, among other things, any facts or circumstances arise which, individually or in the aggregate, represent a fundamental change in the information contained in this prospectus or any material information with respect to the plan of distribution was not previously disclosed in the prospectus or there is any material change to such information in the prospectus. This prospectus does not offer to sell or solicit any offer to buy any securities other than the common stock, preferred stock, warrants, and debt securities to which it relates, nor does it offer to sell or solicit any offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

EXPERTS

The consolidated financial statements of Armor Holdings, Inc. and subsidiaries appearing in its Annual Report on 10-K/A for the year ended December 31, 2003, have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Simula, Inc. and subsidiaries as of December 31, 2002 and for each of the three years in the period ended December 31, 2002 appearing in our Current Report on Form 8-K/A, filed January 22, 2004, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

PROSPECTUS

ARMOR HOLDINGS, INC.

$500,000,000

Debt Securities, Common Stock,
Preferred Stock, and Warrants

                 , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

Securities and Exchange Commission Fee	$63,350
*Legal Fees and Expenses	375,000
*Accounting Fees and Expenses	200,000
*Printing Expenses	300,000
*Blue Sky Fees	7,500
*Trustee/Issuing & Paying Agent Fees and Expenses	5,000
*Transfer Agent Fees & Expenses	5,000
*Miscellaneous	50,000
*Total	$1,005,850

*Estimated

Item 15.    Indemnification of Directors and Officers

Under Section 145 of the General Corporation Law of the State of Delaware ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

As permitted by the DGCL, Armor Holdings' Charter provides that, to the fullest extent permitted by the DGCL, no director shall be liable to Armor Holdings or to its stockholders for monetary damages for breach of his/her fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to Armor Holdings or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of Armor Holdings and its stockholders (through stockholders' derivative suits on behalf of Armor Holdings) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

Armor Holdings' Charter provides that Armor Holdings may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Armor Holdings) by reason of the fact that he/she is or was a director, officer, employee or agent of Armor Holdings or is or was serving at the request of Armor Holdings as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of Armor Holdings, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

Armor Holdings Charter also provides that Armor Holdings may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Armor Holdings to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Armor Holdings unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Armor Holdings' Charter also provides that to the extent a director or officer of Armor Holdings has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he/she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection therewith; that indemnification provided for in the Charter shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company may purchase and maintain insurance on behalf of a director or officer of the Company against any liability asserted against him/her or incurred by him/her in any such capacity or arising out of his/her status as such whether or not Armor Holdings would have the power to indemnify him/her against such liabilities under the provisions of Section 145 of the DGCL.

Item 16.    Exhibits

Exhibit	Description
1.1	Form of Underwriting Agreement. (3)
4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to Registration Statement No. 333-28879 on Form S-1 of the Company and incorporated herein by reference).
4.2	Form of Indenture. (2)
4.3	Form of Debt Security. (3)
4.4	Form of Certificate of Designation. (3)
4.5	Form of Warrant Agreement. (3)
4.6	Form of Warrant (included in Exhibit 4.5). (3)
5.1	Opinion of Kane Kessler, P.C. (2)
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges. (2)
23.1	Consent of PricewaterhouseCoopers LLP. (2)
23.2	Consent of Deloitte & Touche LLP. (2)
23.3	Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). (2)
24.1	Powers of Attorney (See signature pages of this registration statement). (1)(2)
25.1	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1. (2)

(1)	Previously filed.

(2)	Filed herewith.

(3)	To be filed by amendment or by a report on Form 8-K pursuant to Item 601(b) of Regulation S-K.

Item 17.    Undertakings

A.    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Armor Holdings pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Armor Holdings's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Armor Holdings pursuant to the foregoing provisions, or otherwise, Armor Holdings has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Armor Holdings of expenses incurred or paid by a director, officer or controlling person of Armor Holdings in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Armor Holdings will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

D.	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

ARMOR HOLDINGS, INC.

By:                         *

Warren B. Kanders, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors, Chief Executive Officer and Director (principal executive officer)	May 26, 2004

Warren B. Kanders

*	Chief Financial Officer (principal financial officer)	May 26, 2004

Glenn J. Heiar

*	Director	May 26, 2004

Nicholas Sokolow

*	Director	May 26, 2004

Burtt R. Ehrlich

*	Director	May 26, 2004

Thomas W. Strauss

*	Director	May 26, 2004

Alair A. Townsend

*	Director	May 26, 2004

Deborah A. Zoullas

/s/ David R. Haas	Director	May 26, 2004

David R. Haas

* By: /s/ Robert R. Schiller

Robert R. Schiller
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

911EP, INC.
ARMOR BRANDS, INC.
ARMOR HOLDINGS FORENSICS, L.L.C.
ARMOR HOLDINGS PRODUCTS, L.L.C.
ARMOR SAFETY PRODUCTS COMPANY
BREAK-FREE ARMOR CORP.
BREAK-FREE INC.
CASCO INTERNATIONAL, INC.
DEFENSE TECHNOLOGY CORPORATION
    OF AMERICA
IDENTICATOR, INC.
MONADNOCK LIFETIME PRODUCTS, INC.
MONADNOCK LIFETIME PRODUCTS, INC.
MONADNOCK POLICE TRAINING
    COUNCIL, INC.
PRO-TECH ARMORED PRODUCTS OF
    MASSACHUSETTS, INC.
RAMTECH DEVELOPMENT CORP.
SAFARILAND GOVERNMENT SALES, INC.
SAFARI LAND LTD, INC.
SPEEDFEED ACQUISITION CORP.

By:                         *

Stephen E. Croskrey President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Robert R. Schiller	Director	May 26, 2004

Robert R. Schiller

*	Director and President (principal executive officer)	May 26, 2004

Stephen E. Croskrey

*	Treasurer (principal financial officer)	May 26, 2004

Mark Williams

* By: /s/ Robert R. Schiller

Robert R. Schiller
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

AHI PROPERTIES I, INC.

By: /s/ Robert R. Schiller

Robert R. Schiller Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director and Treasurer (principal financial officer)	May 26, 2004

Glenn J. Heiar

/s/ Glenn L. Katz	Director	May 26, 2004

Glenn L. Katz

/s/ Robert R. Schiller	Chief Executive Officer (principal executive officer)	May 26, 2004

Robert R. Schiller

* By: /s/ Robert R. Schiller

Robert R. Schiller
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

ARMORGROUP SERVICES, LLC

By: /s/ Robert R. Schiller
Robert R. Schiller Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert R. Schiller	Manager, Chief Executive Officer and President (principal executive officer)	May 26, 2004

Robert R. Schiller

/s/ Glenn L. Katz	Manager and Treasurer (principal financial officer)	May 26, 2004

Glenn L. Katz

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

ARMOR HOLDINGS GP, LLC
By: /s/ Robert R. Schiller
Robert R. Schiller Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glenn L. Katz	Manager	May 26, 2004

Glenn L. Katz

*	Manager	May 26, 2004

Glenn J. Heiar

/s/ Robert R. Schiller	Vice President and Treasurer (principal executive and financial officer)	May 26, 2004

Robert R. Schiller

* By: /s/ Robert R. Schiller

Robert R. Schiller
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

ARMOR HOLDINGS LP, LLC

By: /s/ Glenn L. Katz
Glenn L. Katz Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glenn L. Katz	Manager, Chief Executive Officer and President (principal executive officer)	May 26, 2004

Glenn L. Katz

/s/ Robert R. Schiller	Manager and Treasurer (principal financial officer)	May 26, 2004

Robert R. Schiller

*	Manager	May 26, 2004

Glenn J. Heiar

* By: /s/ Robert R. Schiller

Robert R. Schiller
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

ARMOR HOLDINGS MOBILE SECURITY, L.L.C.

By: /s/ Robert R. Schiller

Robert R. Schiller President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert R. Schiller	Manager and President (principal executive officer)	May 26, 2004

Robert R. Schiller

*	Manager and Treasurer (principal financial officer)	May 26, 2004

Glenn J. Heiar

* By: /s/ Robert R. Schiller

Robert R. Schiller
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

ARMOR HOLDINGS PAYROLL SERVICES, LLC

By:                             *

Glenn J. Heiar Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Manager	May 26, 2004

Edward Bayhi

*	Manager	May 26, 2004

Glenn J. Heiar

* By: /s/ Robert R. Schiller

Robert R. Schiller
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

ARMOR HOLDINGS PROPERTIES, INC.

By: /s/ Robert R. Schiller

Robert R. Schiller Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert R. Schiller	Director, Chief Executive Officer and President (principal executive officer)	May 26, 2004

Robert R. Schiller

*	Director and Treasurer (principal financial officer)	May 26, 2004

Glenn J. Heiar

* By: /s/ Robert R. Schiller

Robert R. Schiller
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

B-SQUARE, INC.

By:                             *

Stephen E. Croskrey President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert R. Schiller	Director	May 26, 2004

Robert R. Schiller

*	Director and President (principal executive officer)	May 26, 2004

Stephen E. Croskrey

*	Treasurer (principal financial officer)	May 26, 2004

Charles Ricci

* By: /s/ Robert R. Schiller

Robert R. Schiller
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

CDR INTERNATIONAL, INC.

By:                             *

Glenn J. Heiar President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert R. Schiller	Director	May 26, 2004

Robert R. Schiller

*	President and Treasurer (principal executive and financial officer)	May 26, 2004

Glenn J. Heiar

* By: /s/ Robert R. Schiller

Robert R. Schiller
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

NAP PROPERTIES, LTD.

By: NAP Property Managers, LLC, as General Partner
By: Armor Holdings Properties, Inc., as Managing Member
By: /s/ Robert R. Schiller
Robert R. Schiller Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert R. Schiller	Chief Executive Officer and President of Armor Holdings Properties, Inc., Managing Member of General Partner of NAP Properties, Ltd.	May 26, 2004

Robert R. Schiller

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

NAP PROPERTY MANAGERS, LLC

By: Armor Holdings Properties, Inc., as Managing Member

By: /s/ Robert R. Schiller

Robert R. Schiller Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert R. Schiller	Chief Executive Officer and President of Armor Holdings Properties, Inc., Managing Member of NAP Property Managers, LLC	May 26, 2004

Robert R. Schiller

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

NEW TECHNOLOGIES ARMOR, INC.

By:                             *

Michael Anderson President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert R. Schiller	Director	May 26, 2004

Robert R. Schiller

*	Director	May 26, 2004

Glenn J. Heiar

*	Director and President (principal executive officer)	May 26, 2004

Michael Anderson

*	Director and Vice President – Finance (principal financial officer)	May 26, 2004

John Dethman

* By: /s/ Robert R. Schiller

Robert R. Schiller
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

O'GARA-HESS & EISENHARDT ARMORING COMPANY, L.L.C.

By: /s/ Robert R. Schiller

Robert R. Schiller Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert R. Schiller	Sole Manager	May 26, 2004

Robert R. Schiller

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

THE O'GARA COMPANY

By:                                 *

Gary Allen Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director, Chief Executive Officer and President (principal executive officer)	May 26, 2004

Gary Allen

/s/ Robert R. Schiller	Director	May 26, 2004

Robert R. Schiller

*	Treasurer (principal financial officer)	May 26, 2004

Glenn J. Heiar

* By: /s/ Robert R. Schiller

Robert R. Schiller
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

AHI BULLETPROOF ACQUISITION CORP.
AI CAPITAL CORP.
CCEC CAPITAL CORP.
INTERNATIONAL CENTER FOR SAFETY
    EDUCATION, INC.
SAI CAPITAL CORP.
SIMULA AEROSPACE & DEFENSE
    GROUP, INC.
SIMULA, INC.
SIMULA POLYMERS SYSTEMS, INC.
SIMULA TECHNOLOGIES, INC.

By:                             *

Robert Mecredy Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director, Chief Executive Officer and President (principal executive officer)	May 26, 2004

Robert Mecredy

/s/ Robert R. Schiller	Director	May 26, 2004

Robert R. Schiller

*	Director, Chief Financial Officer, Treasurer and Secretary (principal financial officer)	May 26, 2004

Glenn J. Heiar

* By: /s/ Robert R. Schiller

Robert R. Schiller
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

HATCH IMPORTS, INC.

By:                             *

Stephen E. Croskrey President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director and President (principal executive officer)	May 26, 2004

Stephen E. Croskrey

*	Director and Vice President	May 26, 2004

Glenn J. Heiar

*	Vice President and Treasurer (principal financial officer)	May 26, 2004

Mark Williams

* By: /s/ Robert R. Schiller

Robert R. Schiller
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 26, 2004.

ODV HOLDINGS CORP.

By:                             *

Stephen E. Croskrey President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director and President (principal executive officer)	May 26, 2004

Stephen E. Croskrey

*	Chief Financial Officer (principal financial officer)	May 26, 2004

Glenn J. Heiar

/s/ Robert R. Schiller	Director	May 26, 2004

Robert R. Schiller

* By: /s/ Robert R. Schiller

Robert R. Schiller
As Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description
1.1	Form of Underwriting Agreement. (3)
4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to Registration Statement No. 333-28879 on Form S-1 of the Company and incorporated herein by reference).
4.2	Form of Indenture. (2)
4.3	Form of Debt Security. (3)
4.4	Form of Certificate of Designation. (3)
4.5	Form of Warrant Agreement. (3)
4.6	Form of Warrant (included in Exhibit 4.5). (3)
5.1	Opinion of Kane Kessler, P.C. (2)
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges. (2)
23.1	Consent of PricewaterhouseCoopers LLP. (2)
23.2	Consent of Deloitte & Touche LLP. (2)
23.3	Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). (2)
24.1	Powers of Attorney (See signature pages of this registration statement). (1)(2)
25.1	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1. (2)

(1)	Previously Filed

(2)	Filed herewith.

(3)	To be filed by amendment or by a report on Form 8-K pursuant to Item 601(b) of Regulation S-K.